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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 24, 1998 (except for Note 14, as to which the date is June 25, 1998), with respect to the consolidated financial statements of THORN Americas, Inc. and subsidiaries included in the Registration Statement (Form S-4) and related Prospectus of Renters Choice, Inc. for the registration of $175,000,000, 11% Senior Subordinated Notes due 2008.

                                                ERNST & YOUNG LLP

Wichita, Kansas

January 8, 1999